Exhibit 99.01


                                  PRESS RELEASE



CONTACT:          Karen Chrosniak, Director of Investor Relations
                  Dean Marshall, Director of Finance
                  Jim Brown, VP of Finance
                  1-877-496-6704


            ADELPHIA BOARD OF DIRECTORS AUTHORIZES FINANCIAL ADVISORS
                   TO SOLICIT OFFERS FOR SELECTED CABLE ASSETS

   -- Systems That May Be Sold Include Southern California, Florida, Virginia,
                                and Southeast --

COUDERSPORT, Pa., May 8, 2002--Adelphia Communications Corporation (Nasdaq:
ADLAE) ("Adelphia" or the "Company") said today that its Board of Directors has authorized the Company's financial advisors--Salomon Smith Barney, Credit Suisse First Boston and Banc of America Securities--to proceed with the solicitation of formal offers for certain of the Company's cable systems. The systems that may be sold include: Southern California (over 1.2 million basic cable subscribers), Florida (approximately 750,000 basic cable subscribers), Virginia (approximately 575,000 basic cable subscribers), and Southeast (approximately 225,000 basic cable subscribers). Offering memoranda providing operational, financial and other details of these systems are expected to be available to potential buyers early next week.

John J. Rigas, Chairman and CEO of Adelphia, said: "Now that the Board, with the assistance of our financial advisors, has carefully reviewed and determined which of our cable assets should be considered for possible sale, we are ready to solicit formal bids. Based on the many informal expressions of interest we have received in recent weeks, as well as the high quality of our cable operations, I am confident that the steps we are taking will enable us to achieve our objectives of reducing debt, deleveraging our balance sheet, and creating a stronger Adelphia better positioned to build the Company's value for all of our shareholders and other constituents." Adelphia said that there can be no assurance that the above-mentioned solicitation of offers will result in the negotiation and consummation of any cable sale transactions. Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth-largest cable television company in the country.
                                     (more)

Certain statements in this press release are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward- looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic and business conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance and customer spending patterns, the Company's ability to execute on its business plans and to construct, expand and upgrade its networks, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments, changes in the competitive environment in which the Company operates, and matters relating to or in connection with the recent bankruptcy filings and proceedings of Adelphia Business Solutions, Inc. Additional information regarding risks, uncertainties and other factors that may affect the business and financial results of Adelphia can be found in the Company's filings with the Securities and Exchange Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, the upcoming Form 10-K to be filed for the year ended December 31, 2001, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.